Exhibit 10.1
FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY
AGREEMENT AND LIMITED WAIVER
     This FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT AND LIMITED WAIVER (this “Amendment”) is made and entered into effective as of November 1, 2011 (the “Effective Date”), by and among NYTEX FDF ACQUISITION, INC., a corporation formed under the laws of the State of Delaware (“Holdings”), NEW FRANCIS OAKS, L.L.C., a limited liability company formed under the laws of the State of Delaware (“Francis Oaks”), FRANCIS’ DRILLING FLUIDS, LTD., a business corporation incorporated under the laws of the State of Louisiana (“Francis Drilling”; and together with Holdings and Francis Oaks, individually, each a “Borrower” and collectively, jointly and severally, the “Borrowers”), and PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent for the Lenders from time to time party thereto (the “Agent”).
PRELIMINARY STATEMENTS
     A. Borrowers and Agent are parties to that certain Revolving Credit, Term Loan and Security Agreement dated November 23, 2010 (the “Credit Agreement”);
     B. Certain Events of Default (the “Existing Events of Default”) pursuant to Section 10.5 of the Credit Agreement have occurred and are continuing as a result of Borrowers’ failure to (i) obtain the business interruption insurance as required by Section 4.11(a) and Schedule 6.12 of the Credit Agreement; (ii) maintain the minimum Fixed Charge Coverage Ratio covenant set forth in Section 6.5(a) of the Credit Agreement solely with respect to the periods ended November 30, 2010, February 28, 2011, May 31, 2011 and August 31, 2011; (iii) deliver certain Lien Waiver Agreements as required by conditions 3 and 6 of Section 6.12 of the Credit Agreement; (iv) avoid making excessive Capital Expenditures as set forth in clause (i) of Section 7.6 of the Credit Agreement; (v) furnish monthly financial statements as required by Section 9.9 of the Credit Agreement (solely with respect to the periods ended November 30, 2010, December 31, 2010 and January 31, 2011) and (vi) comply with any other covenant contained in the Credit Agreement or the Other Documents solely arising as a result of Borrowers’ violations of the Subordinated Obligations Documents.
     C. Borrowers have requested that Agent and the Lenders (i) waive the Existing Events of Default and (ii) make certain amendments to the Credit Agreement; and
     D. Subject to the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and the Lenders are willing to (i) waive the Existing Events of Default and (ii) make certain amendments to the Credit Agreement, all as set forth herein.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
     1.01 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.
ARTICLE II
AMENDMENT
     2.01 Amendment to Section 1.2. Effective as of the date hereof, definition of “Other Agreements” in Section 1.2 of the Credit Agreement is hereby amended and restated to read as follows:
     “‘Other Documents’ shall mean the First Amendment, each Mortgage, the Notes, the Questionnaire, any Guaranty, any Pledge Agreement, and any Negative Pledge, any Guarantor Security Agreement, the Lender Provided Interest Rate Hedge, the Collateral Assignment of Acquisition Agreement, the Intellectual Property Security Agreement, any Subordination Agreement and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.”
     2.02 Amendment to Section 1.2. Effective as of the date hereof, Section 1.2 of the Credit Agreement is hereby amended by adding a new clause (j) to the definition of “Permitted Encumbrances” immediately following clause (i) to provide as follows:
     “(j) Liens arising under the Real Estate Financing in favor of a financial institution acceptable to Agent in its sole discretion, provided, that Borrowers have delivered to Agent a Lien Waiver Agreement in form and substance acceptable to Agent in its sole discretion with respect to such Real Property.”
     2.03 Amendment to Section 1.2. Effective as of the date hereof, Section 1.2 of the Credit Agreement is hereby amended to add the definitions of “First Amendment,” “First Amendment Effective Date” and “Real Estate Financing” in their proper alphabetical order and shall read as follows:
     “‘First Amendment’ means that certain First Amendment to Revolving Credit, Term Loan and Security Agreement and Limited Waiver by and among the parties hereto dated as of November 1, 2011.”

     “‘First Amendment Effective Date’ means November 1, 2011.”
     “‘Real Estate Financing’ shall mean a debt or other financing transaction entered into by Borrowers no later than 180 days following the First Amendment Effective Date, secured by the Real Property located at 1094 North Highway 281 Bypass, Alice, Texas 78332 and subject to terms and conditions (including, but not limited to, Agent’s receipt of a Lien Waiver Agreement with respect to such Real Property) acceptable to Agent in Agent’s sole discretion.”
     2.04 Amendment to Section 4.3. Effective as of the date hereof, Section 4.3 of the Credit Agreement is hereby amended by adding the following sentence to the end of the section.
     “Notwithstanding the foregoing, Borrowers may dispose of the Cessna 421C (serial number 421C0626, FAA registration number N421RP); provided, however, that up to $210,000 of the net cash proceeds of such disposition may be retained by Borrowers and all additional net cash proceeds shall be applied pursuant to Section 2.21(a).”
     2.05 Amendment to Section 4.11. Effective as of the date hereof, part (a) of the third sentence of Section 4.11 of the Credit Agreement is hereby amended to remove the phrase “including business interruption insurance”.
     2.06 Amendment to Section 6.5(a). Effective as of the date hereof, Section 6.5(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
     “(a) Fixed Charge Coverage Ratio. Cause to be maintained a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00, measured as of (a) September 30, 2011, for the four months then most recently ended; (b) October 31, 2011, for the five months then most recently ended; (c) November 30, 2011, for the six months then most recently ended, (d) December 31, 2011, for the seven months then most recently ended, (e) January 31, 2012, for the eight months then most recently ended, (f) February 29, 2012, for the nine months then most recently ended, (g) March 31, 2012, for the ten months then most recently ended, (h) April 30, 2012, for the eleven months then most recently ended and (i) (i) May 31, 2012, and as of the last day of each month thereafter, in each case, for the twelve months then most recently ended.”
     2.07 Amendment to Section 7.6. Effective as of the date hereof, Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
     “7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures for each fiscal month beginning November 1, 2011 in an aggregate amount for all Borrowers in excess of (i) $175,000 for Maintenance Capital Expenditures or (ii) $75,000 for Capital Expenditures which are not Maintenance Capital Expenditures. For purposes of this Section 7.6 “Maintenance Capital Expenditures” shall mean Capital

Expenditures made to maintain, repair, restore or refurbish in the ordinary course of business the condition or usefulness of any of Borrowers’ fixed assets.”
     2.08 Amendment to Section 7.7. Effective as of the date hereof, Section 7.7 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
     “7.7. Distributions. Pay or make any distribution on any membership interests of any Borrower to any Person or apply any of its funds, property or assets to the purchase, redemption or other retirement of any membership interests, or of any options to purchase or acquire any such membership interests of any Borrower except that so long as: (a)(i) a notice of termination with regard to this Agreement shall not be outstanding, (ii) no Event of Default or Default shall have occurred, and (iii) the purpose for such purchase, redemption or distribution shall be as set forth in writing to Agent at least ten (10) days prior to such purchase, redemption or distribution and such purchase, redemption or distribution shall in fact be used for such purpose, any Borrower shall be permitted to make distributions to its members in an aggregate amount equal to the Increased Tax Burden of its members; (b)(i) a notice of termination with regard to this Agreement shall not be outstanding, (ii) no Event of Default or Default shall have occurred or result after giving effect to such distribution, (iii) the purpose for such distribution shall be as set forth in writing to Agent at least ten (10) days prior to such distribution and such distribution shall in fact be used for such purpose, (iv) after giving effect to such distribution, Borrowers shall have Undrawn Availability of at least $2,000,000, (v) such distributions are required by the Subordinated Obligations Documents and (vi) the Subordination Agreement among Borrowers, Agent and Waypoint is in full force and effect, Borrowers shall be permitted to make (A) Subordinated Obligations Payments to Waypoint solely to the extent Agent approves such payments in writing prior to such payment being made, (B) payments of all fees, costs and expenses payable in connection with Waypoint’s service on or observation of the Board of Directors of Sponsor or Holdings, not to exceed $75,000 in the aggregate and (C) one or more payments to Waypoint for the reimbursement of its legal fees in an amount not to exceed $200,000 in the aggregate..”
     2.09 Amendment to Section 7.8. Effective as of the date hereof, Section 7.8 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
     “7.8 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof; (iii) Indebtedness created under the Subordinated Obligations Documents (to the extent that the obligations of Borrowers to Waypoint could be characterized as Indebtedness), provided that the Subordination Agreement is in full force and effect and has not been violated or repudiated by Waypoint; (iv) Indebtedness assumed under the Acquisition Agreement; (v) Indebtedness in an amount up to $4,000,000 in the aggregate incurred in connection with the Real Estate Financing and (vi) other Indebtedness not to exceed $250,000 in the aggregate at any time outstanding so long as such Indebtedness is subject to a Subordination Agreement in favor of Agent.”
     2.10 Amendment to Section 7.10. Effective as of the date hereof, Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
     “7.10 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except transactions disclosed to Agent, which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate except Sponsor shall be entitled to management fee payments solely to the extent Agent’s prior written approval is obtained.”
     2.11 Amendment to Section 7.13. Effective as of the date hereof, Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
     “7.13 Fiscal Year and Accounting Changes. Any time after the First Amendment Effective Date, change its fiscal year from December 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.”
     2.12 Amendment to Section 10.14. Effective as of the date hereof, Section 10.14 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
     “10.14 Cross Default. A default of the obligations of any Loan Party under any agreement relating to Indebtedness of not less than $500,000 to which it is a party (including, without limitation, any agreement related to the Real Estate Financing) shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) or a failure by an Loan Party to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of Indebtedness, which default or failure to pay is not cured within any applicable grace period.”
     2.13 Amendment to Article X. Effective as of the date hereof, Article X of the Credit Agreement is hereby amended by adding a new Section 10.22 thereto, immediately following Section 10.21 to provide as follows:
     “10.22 Waypoint Forbearance Agreement Default. Expiration of or an event of default has occurred under that certain Forbearance Agreement by and between Waypoint and Borrowers dated as of September 29, 2011, which default shall not have been cured or waived within any applicable grace period.”
     2.14 Amendment to Section 13.1. Effective as of the date hereof, the last sentence of Section 13.1 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

     “In the event the Obligations are prepaid in full prior to the last day of the Term or Agent terminates this Agreement as a result of an Event of Default hereunder (the date of such occurrence hereinafter referred to as the “Early Termination Date”), Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (a) three percent (3.0%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date and (b) one percent (1.0%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the second anniversary of the Closing Date to and including the date immediately preceding the third anniversary of the Closing Date.”
     2.15 Amendment to Schedule 4.19. Effective as of the date hereof, Schedule 4.19 of the Credit Agreement is hereby amended by deleting “None.” and replacing it with the following:
     “See Schedule 4.5.”
ARTICLE III
CONDITIONS PRECEDENT
     3.01 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent:
     (a) Agent shall have received the following, each in form and substance satisfactory to Agent and its legal counsel:
     (i) this Amendment duly executed by Borrowers;
     (ii) a copy of an amendment to the Subordination Agreement by and among Agent, Waypoint and Borrowers dated as of the date hereof duly executed by the parties named therein;
     (iii) a copy of that certain release by and between Sponsor and Agent dated as of the date hereof duly executed by the parties named therein;
     (iv) evidence that all outstanding amounts due and payable to Corporation Service Company have been paid in full in cash;
     (v) a copy of that certain Forbearance Agreement by and between Waypoint and Borrowers dated as of September 29, 2011 duly executed by the parties named therein, which is attached hereto as Exhibit A; and
     (vi) such other documents as reasonably requested by Agent.

     (b) The representations and warranties contained herein shall be true and correct as of the date hereof and the representations and warranties contained in the Credit Agreement and the Other Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;
     (c) No Default or Event of Default (other than an Existing Events of Default) shall have occurred and be continuing unless such Default or Event of Default has been specifically waived in writing by Agent;
     (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.
ARTICLE IV
LIMITED WAIVER
     4.01 Limited Waiver. Upon satisfaction of the terms and conditions in Article III hereof, Agent hereby waives the Existing Events of Default.
     4.02 No Waiver. Except as specifically set forth herein, nothing contained in this Amendment shall be construed as a waiver by Agent of any covenant or provision of the Credit Agreement, the Other Documents, this Amendment, or of any other contract or instrument between any Borrower and Agent, and the failure of Agent at any time or times hereafter to require strict performance by Borrowers of any provision thereof shall not waive, affect or diminish any right of Agent to thereafter demand strict compliance therewith. Agent hereby reserves all rights granted under the Credit Agreement, the Other Documents, this Amendment and any other contract or instrument between any of them.
ARTICLE V
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES
     5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Other Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect. Each Borrower hereby agrees that all liens and security interests securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Each Borrower and Agent agree that the Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditor’s rights generally.

     5.02 Representations and Warranties. Each Borrower hereby represents and warrants to Agent that (a) the execution, delivery and performance of this Amendment and any and all Other Documents executed and/or delivered in connection herewith have been authorized by all requisite limited liability company or corporate action on the part of such Borrower and will not violate the certificate of formation, operating agreement or applicable organization or governing documents of such Borrower; (b) the representations and warranties contained herein shall be true and correct as of the date hereof and the representations and warranties contained in the Credit Agreement and the Other Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; (c) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent; (d) each Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement and the Other Documents, as amended hereby; and (e) no Borrower has amended its certificate of formation, operating agreement or applicable organization or governing documents since the date of the Credit Agreement and has provided all amendments to its certificate of formation, operating agreement or applicable organization or governing documents.
ARTICLE VI
MISCELLANEOUS PROVISIONS
     6.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement and the Other Documents as amended by this Amendment, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Documents, and no investigation by Agent shall affect the representations and warranties or the right of Agent to rely upon them.
     6.02 Reference to Credit Agreement. Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Other Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
     6.03 Expenses of Agent. Each Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with any and all amendments, modifications, and supplements to the Credit Agreement and the Other Documents, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any Other Document, including, without, limitation, the costs and fees of Agent’s legal counsel.
     6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this

Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent and each Borrower and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.
     6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     6.07 Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty
     6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     6.09 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
     6.10 Further Assurances. Borrowers shall execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the assets acquired by Francis Drilling from Sellers, and such other instruments as Agent may request, in order that the full intent of the Credit Agreement and this Amendment may be carried into effect.
     6.11 Final Agreement. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWERS AND AGENT.
     6.12 Release. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM AGENT TO BORROWERS UNDER THE CREDIT

AGREEMENT OR THE OTHER DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH EACH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST AGENT, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM AGENT TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.
[Signature pages follow]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above written.

BORROWERS:

NYTEX FDF ACQUISITION, INC.

By:	/s/ Jude N. Gregory

Name:	Jude N. Gregory

Title:	Vice President and Chief Financial Officer

NEW FRANCIS OAKS, L.L.C.

By:	/s/ Jude N. Gregory

Name:	Jude N. Gregory

Title:	Vice President and Chief Financial Officer

FRANCIS’ DRILLING FLUIDS, LTD.

By:	/s/ Jude N. Gregory

Name:	Jude N. Gregory

Title:	Vice President and Chief Financial Officer

GUARANTOR:

FDF — CESSNA 210 N6542U, INC.

By:	/s/ Jude N. Gregory

Name:	Jude N. Gregory

Title:	Vice President and Chief Financial Officer

AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Robert Reaser

Name:	Robert Reaser
Title:	Vice President
EXHIBIT A
See attached